                                                                   EXHIBIT 10.23

                         MANUFACTURING SUPPLY AGREEMENT

THIS AGREEMENT is entered into effective as of September 10, 1996, between Optical Sensors Incorporated, a Delaware corporation, with its principal place of business at 7615 Golden Triangle Drive, Technology Park Five, Eden Prairie, Minnesota 55344 ("OSI") and SpecTran Specialty Optics Company, a Delaware corporation, with its principal place of business at 150 Fisher Drive, P.O. Box 1260 Avon, Connecticut 06001 ("SSOC").

                                    RECITALS

A. The parties have previously entered into a Manufacturing Supply Agreement, dated October 26, 1994 (the "Prior Agreement"), relating to the supply of a Hybrid Interconnect System which is used with the current version of OSI's arterial blood gas measuring device.

B. OSI is developing a new arterial blood gas measuring device in a manner that will not require the of use the Hybrid Interconnect System (as defined in the Prior Agreement) with future versions of OSI's device.

C. The parties desire to enter into this Agreement for the manufacture and supply of a fiber optic cable that will be used with OSI's new arterial blood gas measuring device.

In consideration of the mutual covenants set forth below, the parties mutually agree as follows:

                                    ARTICLE
                                       1.
                                  DEFINITIONS

The following words, terms and phrases, where capitalized, shall have the meanings assigned to them in this Article 1, unless the context requires otherwise.

1.1. Annual Forecast.  "Annual Forecast" shall mean OSI's annual forecast of the
     ---------------
     quantity of Products that OSI anticipates ordering each year during the term of this Agreement.

1.2. Confidential Information. "Confidential Information" shall have the
     ------------------------
     definition given such term in Section 7.1.

1.3. Leadtime.  "Leadtime" shall mean the minimum time in which SSOC shall be
     --------
     required to deliver the Product ordered by OSI following SSOC's receipt of a purchase order from OSI, which shall be eight (8) weeks.

1.4. Product.  "Product" shall mean the new patient cable assembly for OSI's
     -------
     arterial blood gas measuring system, which is described in the system specifications set forth in Exhibit A and consisting of the components set forth in Exhibit B.

1.5. Specifications.  "Specifications" shall mean the latest revision levels for
     --------------
     the component parts of the Product, as set forth on Exhibit B, and the system specifications for the

     Product, as set forth in Exhibit A, which may be amended from time to time upon the mutual agreement of the parties.


                                    ARTICLE
                                       2.
                           MANUFACTURE OF THE PRODUCT

2.1. Agreement to Manufacture and Purchase.  SSOC shall manufacture and sell to
     -------------------------------------
     OSI, and OSI shall purchase from SSOC, such quantities of the Product for which OSI may issue purchase orders under this Agreement; provided, however, that OSI shall purchase a minimum of ____________ (_____) units of the Product during the term of this Agreement, as set forth in Section 6.1. OSI may authorize third parties to purchase the Product directly from SSOC, and such purchases shall be counted as if made by OSI for purposes of determining whether or not OSI has purchased the ______ unit minimum quantity. In no event will OSI be obligated to purchase more than ______ units of the Product (including units purchased by third parties) under this Agreement. Subject to the foregoing minimum purchase requirement, OSI shall not be restricted from purchasing the Product from other third party suppliers. SSOC shall manufacture the Product in accordance with the Specifications, as may be modified from time to time upon mutual agreement of the parties. OSI will supply to SSOC or provide for direct supply to SSOC, at no cost to SSOC, those components of the Product identified on Exhibit B as being supplied by OSI in sufficient quantities and leadtime to enable SSOC to manufacture and deliver the Product in accordance with the forecast described in Section 3.3. SSOC will procure the components of the Product that are so indicated on Exhibit B. [Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

2.2. Engineering and Development.  SSOC will perform all design and development
     ---------------------------
     work necessary to manufacture the Product in accordance with the Specifications. SSOC will deliver to OSI copies of documentation as follows: the Specifications, toleranced and dimensioned mechanical drawings of the Product and its subcomponents, test procedures, performance of the Product against the test criteria, and bill of materials including supplier and supplier part numbers. OSI shall be the exclusive owner of all such documentation; provided, however, that SSOC shall be permitted to retain one (1) copy of such documentation and to use such documentation for fiber optic cables used in non-medical applications (i.e., applications not involving the diagnosis or treatment of conditions in humans). The parties acknowledge and agree that SSOC owns the crimp and cleave technology developed under the Prior Agreement and certain manufacturing assembly processes for the assembly of fiber optic cables which will be used in connection with the Product and which shall remain the exclusive property of SSOC. SSOC acknowledges that OSI does not desire to receive, be given access to or view any aspect of SSOC's proprietary manufacturing process, and SSOC agrees not to disclose in any manner any aspect of such proprietary manufacturing process to OSI. Notwithstanding any other provision of this Agreement, if SSOC makes any such disclosure to OSI without declaring in advance (and confirming in writing within 30 days thereafter) that the information relating to such manufacturing process being disclosed is Confidential Information (as defined in Section 7.1), OSI shall not be prohibited from using or disclosing to third parties such manufacturing process.

2.3. Engineering Changes.  OSI may from time to time direct that modifications
     -------------------
     be made to the design of the Product. SSOC will use commercially reasonable efforts to make such modifications as soon as practicable upon receipt of such written notice from OSI. SSOC will not make any changes in the design of the Product or any material changes in the tooling or manufacturing processes related to the production of the Product, without the prior written consent of OSI, which will not be unreasonably withheld.

2.4. Equipment and Tooling.  The parties acknowledge that certain equipment and
     ---------------------
     tooling used by SSOC for the manufacture of the Hybrid Interconnect System under the Prior Agreement and the manufacture of the Product is owned by OSI, which is listed on Exhibit C, and SSOC will deliver such equipment and tooling to OSI upon termination or expiration of the Prior Agreement, at OSI's expense.

2.5. Inspection Rights.  During the term of this Agreement, OSI shall have the
     -----------------
     right to witness and inspect at SSOC's facility, under the supervision of SSOC personnel, during normal business hours and one week after written notice from OSI to SSOC requesting an inspection (unless SSOC otherwise permits an earlier inspection), the manufacture and production of the Product for the purpose of verifying compliance with the Specifications and applicable law; provided, however, that SSOC shall have the right, in its sole discretion, to determine the regions of the facility that may be inspected so long as the ability of OSI to adequately verify compliance with the Specifications and applicable law is not materially impaired.


                                    ARTICLE
                                       3.
                               ORDERS FOR PRODUCT

3.1. Purchase Orders.  OSI shall submit purchase orders for the Product to SSOC
     ---------------
     by written notice. All purchase orders shall cover a minimum of fifty (50) units of the Product.

3.2. Acceptance of Orders.  All purchase orders are subject to approval and
     --------------------
     acceptance by SSOC at its offices in Avon, Connecticut by written notice to OSI; provided, however, that the failure of SSOC to respond in writing to a purchase order within ten (10) business days of receipt thereof shall result in such purchase order being deemed approved and accepted by SSOC. Each purchase order, upon acceptance by SSOC, shall give rise to a contract for the purchase of Product under the terms set forth in this Agreement to the exclusion of any additional or contrary terms set forth in SSOC's confirmation of acceptance, invoice or other document not signed by an authorized employee of OSI. Any terms of the purchase order that are contrary or in addition to the terms of this Agreement shall be ineffective.

3.3. Rolling and Annual Forecasts.  Beginning on the effective date of this
     ----------------------------
     Agreement, OSI shall furnish to SSOC within ten (10) business days of each month a written rolling twelve (12) month forecast of its expected orders of the Product. The first three (3) months of each forecast shall constitute a firm order to purchase the Product specified. The last nine
     (9) months of each forecast shall constitute a non-binding good faith estimate of expected orders for the Product.

3.4. Delivery Schedule.  SSOC shall not deliver the Product later or
     -----------------
     substantially earlier than the dates indicated on each purchase order, provided, that such requested delivery dates shall not be earlier than the Leadtime; provided, however, that if the actual purchase order substantially exceeds OSI's forecast, SSOC shall be granted a reasonable extension of the delivery date sufficient to fulfill such excess order.

3.5. Delivery and Shipment.  All deliveries of the Product hereunder shall be
     ---------------------
     F.O.B. shipping point (in good condition and packaged for shipment in accordance with SSOC's standard practices). Title and all risk of loss or damage to the Product shall pass to OSI upon delivery to a common carrier at the shipping point. SSOC shall make all arrangements for shipments of the Product in accordance with OSI's shipping instructions. Unless otherwise agreed in writing, SSOC shall prepay all freight costs for each shipment, and such costs shall be listed separately in SSOC's commercial invoice and reimbursed to SSOC by OSI in accordance with Section 4.3 below.


                                    ARTICLE
                                       4.
                               PRICES AND PAYMENT

4.1. Prices.  The price to be paid by OSI for the first _____________ (_____)
     ------
     units of the Product purchased pursuant to this Agreement shall be $______ per unit. The parties will negotiate in good faith the price to be paid by OSI for any additional units of the Product purchased pursuant to this Agreement. [Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

4.2. Non-Recurring Engineering Charges.  OSI shall pay SSOC a total of $96,650
     ---------------------------------
     in engineering charges for the development of the Product contemplated by
     Section 2.2, payable as follows: $10,000 paid prior to the execution of this Agreement (receipt of which is acknowledged by SSOC); $20,000 upon delivery to and acceptance by OSI of a prototype of the cable portion of the Product; $20,000 upon delivery to OSI of a valid test report showing that the cable portion of the Product meets the Specifications; $20,000 upon delivery to and acceptance by OSI of a prototype of the Product; $20,000 upon delivery to OSI of a valid test report showing that the entire Product meets the Specifications; and $6,650 upon delivery to and acceptance by OSI of ten (10) final assemblies of the Product that meet Specifications.

4.3. Engineering Changes.  The price set forth in Section 4.1 is based on a
     -------------------
     Product manufactured and assembled according to the Specifications, as amended from time to time in accordance with this Agreement. In the event that OSI requests an engineering change pursuant to Section 2.3 above (i) OSI shall reimburse SSOC for the reasonable expenses, including labor, incurred by SSOC in effecting the engineering change, and (ii) the parties shall mutually agree on an increase or decrease in the unit price for the Product as a result of such change. In addition, in the event of a Product engineering change, OSI shall be obligated to purchase from SSOC the amount of OSI's three (3) month firm order outstanding, as of the date of written notice of such change, pursuant to Section 3.3 above for such Product as is made obsolete by the engineering change (which shall be delivered in accordance with Section 3.4 above) and raw materials or supplies not incorporated into final the Product subject to noncancellable order by SSOC with its vendors (or if is cancellable OSI will reimburse SSOC for any cancellation or related charges); provided that OSI's obligation to purchase raw materials or supplies shall be limited to quantities necessary to produce Products for a six month period based on OSI's most recent forecast at the time SSOC purchases such raw materials or supplies; provided further that OSI's obligation to purchase the three (3) month firm order or raw material and supplies shall be reduced (or eliminated) in the event and to the extent that OSI provides SSOC advance written notice of an engineering change.

4.4. Invoices and Payment.  SSOC shall invoice OSI upon shipment of Products
     --------------------
     hereunder for the amount payable by OSI for such items and for freight prepaid by SSOC and reimbursable by OSI. All such invoices shall be due and payable in full within thirty (30) days from the date of invoice. All payments shall be made in U.S. dollars. Interest at the rate of 1.5% per month, or such lesser rate as is the maximum rate of interest permitted by law, shall be charged on all overdue accounts. In the case of a payment default, OSI shall reimburse SSOC for all reasonable costs of collection, including, without limitation, reasonable attorneys' fees and other litigation and settlement costs.


                                    ARTICLE
                                       5.
                 ACCEPTANCE/REJECTION OF PRODUCT AND WARRANTY

5.1. Acceptance/Rejection of Product.  OSI shall have the right to reject any
     -------------------------------
     Product that does not conform to Specifications and the terms of this Agreement. Within thirty (30) days of receiving a nonconforming shipment of the Product at its facility in Eden Prairie, Minnesota, OSI shall provide SSOC a written notice of rejection. OSI shall state its reasons for rejecting the Product in such notice. Any Product not rejected by OSI pursuant to this Section 5.1 shall be deemed accepted. A sample of a rejected Product lot shall be returned by OSI to SSOC as soon as possible following delivery of a rejection notice. SSOC agrees to analyze the rejected Product within two weeks after receipt thereof, and the parties shall use their best efforts to mutually agree upon an acceptable disposition of the rejected item. Upon agreement between the parties as to the disposition of the rejected item, SSOC shall as soon as practicable deliver additional or substitute Product without charge to OSI at the shipping address specified by OSI in the initial purchase order or as otherwise agreed by the parties.

5.2. Warranty.  SSOC warrants that the Products shall conform to the
     --------
     Specifications, as the same may be amended from time to time. THIS WARRANTY IS EXCLUSIVE AND SSOC MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. SSOC warranties made in connection with any sale shall not be effective if SSOC has determined, in its sole and reasonable discretion, that OSI has misused the Product. OSI assumes all risk and liability resulting from use of the Product whether used singularly or in combination with other products. SSOC's sole and exclusive liability and OSI's exclusive remedy with respect to Product found to be defective or non-conforming shall be the replacement of such Product without charge or refund of the purchase price, in SSOC's sole discretion, upon the disposition of such Product in accordance with SSOC instructions. SSOC SHALL NOT BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT OR LIQUIDATED DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOST PROFITS OR INJURY TO PERSON OR PROPERTY). OSI assumes all responsibility and liability for injury or damages resulting from its handling, possession, use or sale of the Product and agrees to indemnify and hold harmless SSOC from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees and other litigation or settlement costs) arising out of such handling, possession, use or sale.

                                    ARTICLE
                                      6.
                             TERM AND TERMINATION

6.1. Term.  This Agreement shall take effect as of the date first written above
     ----
     and shall continue in force for a term of two (2) years from the date that OSI receives ten (10) final assemblies of the Product that meet Specifications, unless earlier terminated pursuant to Section 6.2.

6.2. Termination.  Notwithstanding the provisions of Section 6.1 above, this
     -----------
     Agreement may be terminated in accordance with the following provisions:

     (a) either party may terminate this Agreement by giving written notice to the other party in the event the other party is in material breach of this Agreement and shall have failed either to cure such material breach within thirty (30) days of receipt of written notice thereof or, if cure is not possible within thirty (30) days, to have taken reasonable steps to commence to cure such material breach within such thirty (30) day period; or

     (b) either party may terminate this Agreement, at any time by giving written notice to the other party, which notice shall be effective upon dispatch, should the other party file a petition of any type as to its bankruptcy or have a bankruptcy petition filed against it which is not discharged within thirty (30) days, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors, go into liquidation or receivership, or otherwise lose legal control of its business; or

     (c) OSI may terminate this Agreement immediately upon written notice to SSOC if it fails to deliver three line items in any purchase order within sixty (60) days of the date SSOC acknowledges such order pursuant to Section 3.2, in accordance with the Leadtime specified in Sections 1.3 and 3.4; provided that OSI has given SSOC thirty (30) days' prior written notice that such order is at least thirty (30) days past due; and provided further that OSI has fully complied with
          Section 3.3.

6.3. Rights and Obligations Upon Termination.  In the event of the termination
     ---------------------------------------
     of this Agreement for any reason, the parties shall have the following rights and obligations:

     (a) OSI shall remain responsible for payment of all units of the Product for which it has issued purchase orders and delivery has been made prior to the effective date of termination and for the first three months of the most recently submitted rolling forecast (which shall be delivered in accordance with Section 3.4 above); and

     (b) Each party agrees to cease using the Confidential Information disclosed to it by the other party for any purpose and return to the other party all documentation relating to the Confidential Information within sixty (60) days after termination and to destroy all other copies of such documentation, or to make such disposition thereof as instructed by the other party; and

     (c) Each party's obligations under Article 7 shall survive termination of this Agreement for a period of three years after termination.

                                    ARTICLE
                                      7.
                                CONFIDENTIALITY

7.1. Confidential Information.  Except as set forth in Section 2.2,
     ------------------------
     "Confidential Information" means any information which is disclosed by either party in any tangible form and is clearly labeled or marked as confidential, proprietary or its equivalent, or information which is disclosed orally or visually, is designated confidential, proprietary or its equivalent at the time of its disclosure and is reduced to writing and clearly marked or labeled as confidential, proprietary or its equivalent within thirty (30) days of disclosure.

7.2. Non-Disclosure.  Neither party, nor its employees, will disclose any
     --------------
     Confidential Information to any third party or use Confidential Information of the other party except as is necessary to perform its obligations under this Agreement. The party receiving Confidential Information will make the Confidential Information available only to its employees who have a need for such access. The obligations of each party regarding disclosure and use of Confidential Information shall be deemed to be satisfied by a party if such party exercises the same degree of care used to restrict disclosure and use of its own proprietary information. Each party represents and warrants to the other party that it has established and follows reasonable and customary procedures prevent unauthorized use and disclosure of its own proprietary information. All proprietary and copyright notices in the original must be affixed to copies or partial copies.

7.3. Exceptions.  The receiving party shall not be obligated to maintain any
     ----------
     information in confidence or refrain from use, if:

     (a) The information was in the receiving party's possession or was known to it prior to its receipt from the disclosing party;

     (b) The information is or becomes public knowledge without the fault of the receiving party;

     (c) The information is or becomes rightfully available on an unrestricted basis to the receiving party from a source other than the disclosing party;

     (d) The information becomes available on an unrestricted basis to a third party from the disclosing party or from someone acting under its control; or

     (e) The information is required to be disclosed by court or government order.

7.4. No Transfer of Ownership.  No license or transfer of ownership in any
     ------------------------
     Confidential Information is granted or conveyed, directly or indirectly, under any patent, trade secret, copyright, mask work right, or other intellectual property right now held by, or which may be obtained by any party as a result of the disclosure of any Confidential Information.

                                    ARTICLE
                                      8.
                                 MISCELLANEOUS

8.1. Governing Law.  This Agreement shall be governed by, interpreted and
     -------------
     construed in accordance with the laws of Connecticut without giving effect to the principles of conflicts of laws.

8.2. Assignment.  Neither party shall have the right to assign or otherwise
     ----------
     transfer its rights and obligations under this Agreement without the prior written consent of the other party; provided that either party may assign any or all of its rights and obligations under this

     Agreement to any successor in interest of all or substantially all of the business of such party by merger, operation of law, assignment, purchase or otherwise or to any of its affiliates. Any prohibited assignment shall be null and void. All terms and conditions of this Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the parties.

8.3. Relationship.  This Agreement does not make either party the employee,
     ------------
     agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

8.4. Written Notice.  Notice permitted or required to be given under this
     --------------
     Agreement shall be deemed sufficient if given in writing by facsimile, courier or by registered or certified mail, postage prepaid, return receipt requested, addressed to the respective addresses of the parties set forth below or at such other address as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (a) receipt by the party to which notice is given (which, in the instance of a facsimile, shall be deemed to have occurred at the time that the machine transmitting the facsimile verifies a successful transmission of the facsimile), or (b) on the fifth business day following the date such notice was posted, whichever occurs first. Notices shall be given as follows:

     If to SSOC to:    SpecTran Specialty Optics Company
                       150 Fisher Drive
                       P.O. Box 1260
                       Avon, Connecticut  06001
                       Attn:  Bill Beck
                       Fax:  203-674-8818

     With a copy to:   Hackmyer & Nordlicht
                       645 Fifth Avenue
                       New York, New York  10022
                       Attn:  Ira S. Nordlicht, Esq.
                       Fax:  212-421-6500

     If to OSI to:     Optical Sensors Incorporated
                       7615 Golden Triangle Drive
                       Technology Park Five
                       Eden Prairie, Minnesota  55344
                       Attn:  Sam B. Humphries
                       Fax:  612-944-6022

     With a copy to:   Oppenheimer Wolff & Donnelly
                       3400 Plaza VII
                       45 South Seventh Street
                       Minneapolis, Minnesota  55402

                       Attn:  Thomas A. Letscher
                       Fax:  612-344-9376

8.5.  Entire Agreement.  This Agreement, including Exhibits A through C, all of
      ----------------
      which are attached to and incorporated into this Agreement, constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all previous proposals, negotiations, conversations or discussions, oral or written, between the parties related to this Agreement. Each party acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained in this Agreement. The Prior Agreement shall remain in effect in accordance with its terms until it expires or is terminated in accordance with its terms by either of the parties.

8.6.  Amendment.  This Agreement shall not be deemed or construed to be
      ---------
      modified, amended, rescinded, cancelled or waived, in whole or in part, other than by written amendment signed by the parties to this Agreement.

8.7.  Waiver.  No party shall be deemed to have waived the right to take any
      ------
      action or assert any claim under this Agreement by failing to take the action or assert the claim, even though the circumstances giving rise to the action or claim have been continuing or repeating.

8.8.  Severability.  In the event that any of the terms of this Agreement are in
      ------------
      conflict with any rule of law or statutory provision or otherwise unenforceable under the laws or regulations of any government or its subdivision, the terms shall be deemed to be stricken from this Agreement. The invalidity or unenforceability of these terms shall not invalidate any of the other terms of this Agreement. This Agreement shall continue in force unless the invalidity or unenforceability of any of the provisions of this Agreement substantially violates, comprises an integral part of or is otherwise inseparable from the remainder of this Agreement.

8.9.  Counterparts.  This Agreement may be executed in two or more counterparts,
      ------------
      each of which shall be deemed to be an original.

8.10. Arbitration.  Any controversy or claim arising out of or relating to this
      -----------
      Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

8.11. Force Majeure.  The failure of either party to perform any obligation
      -------------
      under this Agreement, except for the obligation to pay amounts due and owing, shall not subject the party so failing to any liability to the other if such failure shall be caused or occasioned by act of God or the public enemy, governmental action, fire, explosion, flood, drought, war, riot, sabotage, embargo, interruption or delay in transportation, shortage of fuel, energy or utilities, or by any other event or circumstance of a similar nature beyond the reasonable control of the party so failing ("Force Majeure"); provided, however, that the party whose performance is affected shall be relieved of any liability hereunder only to the extent and only for so long as its performance is prevented by the event of Force Majeure. During the period the performance of one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend performance of all or part of its obligations, except for the obligation to pay amounts due and owing, to the extent commercially reasonable. If an event of Force Majeure prevents performance hereunder by either party for more than ninety (90) consecutive days, the party whose performance is not prevented by such event may terminate this Agreement on written notice to the other without any liability hereunder, except the obligation to make payments due to such date.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first written above.

OPTICAL SENSORS INCORPORATED                SPECTRAN SPECIALTY OPTICS
                                            COMPANY


By /s/ Sam B. Humphries                     By /s/ William Beck
  ---------------------------------           -------------------------------

Its President and CEO                       Its President             9/19/96
   --------------------------------            ------------------------------

                       EXHIBIT A - SYSTEM SPECIFICATIONS


[The material in Exhibit A has been omitted, in its entirety, pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this Exhibit intact has been filed separately with the Securities and Exchange Commission.]

      EXHIBIT B - LIST OF COMPONENTS THAT ARE NOT PART OF THE NEW PRODUCT


[The material in Exhibit B has been omitted, in its entirety, pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this Exhibit intact has been filed separately with the Securities and Exchange Commission.]

                          EXHIBIT C - NEW PRODUCT BOM


[The material in Exhibit C has been omitted, in its entirety, pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this Exhibit intact has been filed separately with the Securities and Exchange Commission.]

                       EXHIBIT D - EXISTING TOOLING LIST



[The material in Exhibit D has been omitted, in its entirety, pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this Exhibit intact has been filed separately with the Securities and Exchange Commission.]